UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

ATI Physical Therapy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard Bolingbrook, Illinois 60440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (630) 296-2223

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 15, 2023 (the “Closing Date”), ATI Physical Therapy, Inc. (the “Company”) completed a transaction (the “Transaction”) to enhance the Company’s liquidity, as previously described in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on April 21, 2023 (the “Signing Date 8-K”), and as approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on June 13, 2023.

Signing Date Definitive Documents

On the Closing Date, certain previously executed agreements became effective, including (i) Amendment No. 2  to Credit Agreement (the “Credit Agreement Amendment”), by, among others, ATI Holdings Acquisition, Inc., as borrower (“Opco”), Wilco Intermediate Holdings, Inc. (“Holdings”), Barclays Bank PLC, as administrative agent and issuing bank (the “Administrative Agent”), and the lenders party thereto, which amends that certain Credit Agreement, dated as of February 24, 2022  (the “2022 Credit Agreement” and together with the Credit Agreement Amendment, the “Credit Agreement”), by, among others, Opco, Holdings, the Administrative Agent and the lenders party thereto, (ii) a Second Lien Note Purchase Agreement (the “Original Note Purchase Agreement”), by, among others, the Company, Wilco Holdco, Inc. (“Wilco”), Holdings, Opco, the purchasers from time to time party thereto (the “Purchasers”) and Wilmington Savings Fund Society, FSB, as purchaser representative (the “Purchaser Representative”) and (iii) certain other definitive agreements relating to the Transaction (such documents referred to collectively as the “Signing Date Definitive Documents”).

Closing Date Definitive Documents

In addition, on the Closing Date, the Company entered into or filed with the Secretary of State of the State of Delaware, as applicable, certain other agreements (collectively, the “Closing Date Definitive Documents”) to implement certain terms of the previously described Amended and Restated Transaction Support Agreement (the “A&R TSA”), dated as of April 17, 2023, by and among the Company and certain of the Company’s affiliates, certain of its first lien lenders under the 2022 Credit Agreement, the Administrative Agent, holders of its Series A Senior Preferred Stock (the “Preferred Equityholders”) and holders of the majority of its Class A common stock, par value $0.0001 per share (the “Common Stock”). The Closing Date Definitive Documents include (i) the First Amendment to Note Purchase Agreement (together with the Original Note Purchase Agreement, the “Note Purchase Agreement”), dated as of the Closing Date, by and among the Company, Wilco, Holdings, Opco, the Purchasers party thereto (in such capacity, the “First Amendment Purchasers”) and the Purchaser Representative, pursuant to which the First Amendment Purchasers agreed to purchase, and the Company agreed to issue, an additional $3,243,302.02 aggregate principal amount of Notes, (ii) the Consent to Amendment No. 2 to Credit Agreement, dated as of the Closing Date, by, among others, Opco, Holdings, the lenders party thereto and the Administrative Agent, which amends the Credit Agreement Amendment, (iii) the First Amended and Restated Certificate of Designation of Series A Senior Preferred Stock of the Company, dated as of June 15, 2023 (the “A&R Series A COD”), which, as agreed under the A&R TSA, (A) revised the Preferred Equityholders’ preexisting rights to designate and elect one director to the Company’s board of directors (the “Board”) to provide that the Preferred Equityholders have the right to appoint three additional directors to the Board (resulting in the right of the Preferred Equityholders to appoint a total of four directors to the Board) until such time after the Closing Date that the Lead Purchaser (in each case, as defined in certain of the transaction agreements entered into in connection with the original issuance of the Series A Senior Preferred Stock) ceases to hold at least 50.1% of the Series A Preferred Senior Stock held by it as of the Closing Date, and (B) removed the provision that eliminated the Preferred Equityholders’ director designation rights upon the Company’s achievement of certain amounts of EBITDA; (iv) the First Amendment to that certain Investors’ Rights Agreement, dated as of February 24, 2022, by and among the Company and the Preferred Equityholders listed therein (the “Investors’ Rights Agreement Amendment”), which made changes similar to those under the A&R Series A COD and further provided that (A) all designee directors of the Preferred Equityholders will be subject to consideration by the Board (acting in good faith and consistent with their review of other Board candidates) and (B) at least one director appointed in accordance with the A&R Series A COD be unaffiliated with (and independent of) the Preferred Equityholders and meet the definition of “independent” under the listing standards of the New York Stock Exchange, and by the Securities and Exchange Commission; (v) the Certificate of Designation of Series B Preferred Stock of the Company, dated as of June 15, 2023 (the “Series B COD”), which Series B Preferred Stock is further described below, (vi) the Registration Rights Agreement, dated as of June 15, 2023, by and among the Company and the Purchasers with respect to the resale of shares of Common Stock into which such notes are convertible; and (vii) such other related documents and ancillary agreements required to implement the Transaction.

Issuance of New Second Lien PIK Convertible Notes and Series B Preferred Stock

On the Closing Date, pursuant to the Note Purchase Agreement and the other Signing Date Definitive Documents, the Company (i) exchanged $100.0 million of the aggregate principal amount of the term loans under the 2022 Credit Agreement held by certain of the Preferred Equityholders for $100.0 million aggregate principal amount of a new stapled security, comprised of (A) second lien PIK convertible notes (the “Notes”) and (B) shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which provide the holder thereof with voting rights such that the holders thereof have the right to vote on corporate matters on an as-converted basis as if the conversion occurred at an initial price per share equal to $12.87, and (ii) issued to the First Amendment Purchasers, and the First Amendment Purchases purchased from the Company, an aggregate principal amount of $3,243,302.02 million in Notes and shares of stapled Series B Preferred Stock.

Holders of the Notes will also receive additional Notes upon the in-kind payment of interest on any outstanding Notes. The Notes are convertible into shares of Common Stock at a fixed conversion price of $12.50 (which reflects the 1-for-50 reverse stock split effective as of June 14, 2023), subject to adjustment.

This discussion of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Signing Date Definitive Documents, which are further described in and certain of which are filed as exhibits to, the Signing Date 8-K, and the Closing Date Definitive Documents, which are filed with this Current Report on Form 8-K and incorporated herein by reference. You should read the Signing Date 8-K, including the exhibits thereto, carefully and in its entirety, in addition to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 3.02	Unregistered Sales of Equity Securities

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 3.03	Material Modification to Rights of Security Holders

The information required by this Item 3.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously described, pursuant to the terms of the A&R TSA, on the Closing Date, certain corporate governance changes were made, including that John Maldonado, an affiliate of Advent International Corporation, resigned from the Company’s Board and all committees of the Board of which he was a member, effective as of the Closing Date. Andrew McKnight also notified the Board of his intent to resign from the Company’s Board and all committees of the Board of which he was a member, effective as of the Closing Date. Messrs. Maldonado’s and McKnight’s decisions to resign were not a result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Effective as of the Closing Date, pursuant to the terms of the A&R TSA and as approved by the Board, Andrew Shannahan and Randy Raisman were appointed to the Board to serve as independent directors with terms expiring at the Company’s 2024 annual meeting of stockholders.

The newly appointed directors were elected pursuant to the rights granted to the Preferred Equityholders, in addition to Daniel Dourney, who is an independent director previously designated by the Preferred Equityholders. The Preferred Equityholders anticipate that they will designate a third director at a later date. There are no other arrangements or understandings between the directors and any other persons pursuant to which they were elected as a director. Other than with regard to the Transaction and rights granted to the Preferred Equityholders, there are no transactions or proposed transactions between the newly appointed directors and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The newly appointed directors will not receive any compensation for their Board service. In connection with their appointments, the directors will enter into standard indemnification agreements with the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information required by this Item 5.03 set forth under Item 1.01 above related to the A&R Series A COD and Series B COD is hereby incorporated by reference in response to this Item.

Item 7.01	Regulation FD Disclosure

On June 15, 2023, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

3.1          First Amended and Restated Certificate of Designation of Series A Senior Preferred Stock of ATI Physical Therapy, Inc., filed on June 15, 2023.

3.2          Certificate of Designation of Series B Preferred Stock of ATI Physical Therapy, Inc., filed on June 15, 2023.

10.1         Amended and Restated Transaction Support Agreement, dated April 17, 2023, by and among ATI Physical Therapy, Inc., ATI Holdings Acquisition, Inc., Wilco Intermediate Holdings, and other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 21, 2023).

10.2         Amendment No. 2 to Credit Agreement, dated April 17, 2023, by and among ATI Holdings Acquisition, Inc., Wilco Intermediate Holdings, Inc., HPS Investment Partners, LLC, as Lender Representative and Barclays Bank PLC, as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on April 21, 2023).

10.3         Consent to Amendment No. 2 to Credit Agreement, dated June 15, 2023, by and among ATI Holdings Acquisition, Inc., Wilco Intermediate Holdings, Inc., HPS Investment Partners, LLC, as Lender Representative and Barclays Bank PLC as Administrative Agent.

10.4         Second Lien Note Purchase Agreement, dated April 17, 2023, by and among ATI Physical Therapy, Inc., Wilco Holdco, Inc., Wilco Intermediate Holdings, Inc., ATI Holdings Acquisition, Inc., the Purchasers party thereto and Wilmington Savings Fund Society, FSB (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on April 21, 2023).

10.5        First Amendment to the Investors’ Rights Agreement, dated February 24, 2022, by and among the Company and the Preferred Equityholders party thereto.

10.6        Registration Rights Agreement, dated June 15, 2023, by and among the Company and certain Preferred Equityholders.

10.7        First Amendment to Note Purchase Agreement, dated June 15, 2023, by and among ATI Physical Therapy, Inc., Wilco Holdco, Inc., Wilco Intermediate Holdings, Inc., ATI Holdings Acquisition, Inc., the Subsidiary Guarantors party thereto, the other Purchasers party thereto and Wilmington Savings Fund Society, FSB.

99.1        Press Release of ATI Physical Therapy, Inc., dated June 15, 2023.

104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2023	ATI PHYSICAL THERAPY, INC.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer